SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): April 30, 2003

                              1MAGE SOFTWARE, INC.
             (Exact Name of Registrant as Specified in its Charter)

        Colorado                    0-12535                     84-0866294
(State of Incorporation)       (Commission File              (IRS Employer ID
                                    Number)                       Number)

                       6025 South Quebec Street, Suite 300
                            Englewood, Colorado 80111
                    (Address of Principal Executive Offices)

                                 (303) 694-9180
                         (Registrant's Telephone Number,
                              including Area Code)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     On April 30, 2003, 1mage Software, Inc. (the "Company") closed on a Revolving Credit Loan Agreement dated effective April 1, 2003 (the "Agreement") with DEMALE, LLC, a Colorado limited liability company ("DEMALE"), under which DEMALE agreed to provide the Company with a line of credit up to $300,000. DEMALE has three members, David R. DeYoung, the Company's President and Chief Executive Officer, a Director and a principal shareholder, John G. Mazza, a Director and a more than 5% shareholder of the Company, and Spencer D. Lehman, a more than 5% shareholder of the Company. At closing, each of Messrs. DeYoung, Mazza and Lehman received 30,000 shares of Common Stock based on the closing bid price of $0.23 on April 1, 2003, and a warrant to purchase up to an additional 30,000 shares of Common Stock at $.18 per share, which price was set by reference to 80% of the closing bid price on April 1, 2003. Copies of the Agreement and the Revolving Credit Master Note are filed as Exhibits 99.1 and
99.2 and are incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

   (a)      None

   (b)      None

   (c)      Exhibits

            99.1  Revolving Credit Loan Agreement dated April 1, 2003
            99.2  Revolving Credit Master Note dated April 1, 2003

Date:  May 2, 2003                        1MAGE SOFTWARE, INC.


                                          By: /S/ DAVID R. DEYOUNG
                                             --------------------------------
                                              David R. DeYoung, President